UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2007 (May 16, 2007)

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction of incorporation)

1-32886	73-0767549
(Commission File Number)	(IRS Employer Identification No.)

302 N. Independence
Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

(580) 233-8955

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2007, we entered into a Registration Rights Agreement with the Revocable Inter Vivos Trust of Harold G. Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Registration Rights Agreement requires us to file, within thirty days of receipt of a demand notice issued by a Qualified Holder (as defined in the Registration Rights Agreement) on or after November 14, 2007, a registration statement with the Securities and Exchange Commission (the “SEC”) permitting the public offering of any of the registrable securities. Under the Registration Rights Agreement, each Qualified Holder is entitled to one such demand. We also granted the Qualified Holders the right to join us, or “piggyback”, if we are selling our common stock in a primary offering or another party’s common stock in a secondary offering, so long as the managing underwriter agrees that a piggyback secondary offering of the common stock will not have an adverse effect on the offering of common stock. We will pay all expenses relating to any demand or piggyback registration, except for underwriters’ or brokers’ commission or discounts. The securities covered by the registration rights agreement will no longer be registrable under the registration rights agreement if they have been sold to the public either pursuant to a registration statement or under Rule 144 promulgated under the Securities Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 16, 2007, Harold G. Hamm and George S. Littell were elected to serve on our board of directors until 2010. Mr. Hamm has been named to serve as a member of our Compensation Committee.

Related Party Transactions

During the years ended December 31, 2005 and 2006, we sold approximately 1.3 MMBbls and 1.2 MMBbls of oil from properties located in North Dakota and Montana to Banner Pipeline Company, L.L.C. (“Banner”) for $67.6 million and $61.5 million, respectively. Mr. Hamm and his family trusts owned 100% of the common stock of Banner. Our sales to Banner were based on market prices and considered to be on terms equivalent to arms length transactions. In February 2006, we decided to market the majority of our crude oil in the Rocky Mountain region directly or through a wholly owned subsidiary rather than through an affiliate, and, as Banner has existing contacts and relationships with crude oil purchasers, we decided to purchase Banner. On March 30, 2006, we acquired Banner for approximately $8.8 million, the book value of working capital, principally cash, accounts receivable, crude oil inventory and accounts payable.

During the year ended December 31, 2004 and 2005, we sold approximately 351 MBbls of oil from properties located in Wyoming to Independent Trading & Transportation Company I, L.L.C. or a subsidiary thereof (“ITT”) for $10.8 million and 263 MBbls for $11.0 million, respectively. Mr. Hamm and his family own 100% of the common stock of ITT. Effective March 2006, we ceased selling oil to ITT. We sold 97 MBbls of oil for $3.7 million during 2006 prior to the cessation of sales to ITT.

We operated crude oil gathering lines in North Dakota and Wyoming on behalf of ITT for which they paid us approximately $236,000, $344,000 and $836,000 during the years ended December 31, 2004, 2005 and 2006, respectively. We paid ITT approximately $398,000, $692,000 and $854,000 for crude oil gathering services in North Dakota during the years ended December 31, 2004, 2005 and 2006, respectively. We believe that our transactions with ITT have been on terms equivalent to arm’s-length transactions.

During the years ended December 31, 2004, 2005 and 2006, we sold approximately 2,394 MMcf for $8.2 million, 4,733 MMcf for $30.3 million and 5,240 MMcf for $29.1 million, respectively, to affiliated natural gas gathering and processing companies owned by Mr. Hamm and previous executive officers.

Additionally, we paid approximately $2.6 million, $10.5 million and $8.4 million for reclaimed oil and residue fuel gas from such companies during the years ended December 31, 2004, 2005 and 2006, respectively. The affiliated natural gas gathering and processing companies were combined into Hiland Partners, LP (“Hiland”), a publicly traded midstream master limited partnership, in October 2004. Mr. Hamm and his family trusts own the majority of the total outstanding units of Hiland and control its general partner. Mr. Hamm also serves as the Chairman of the Board of Directors of Hiland’s general partner. In connection with the resignation of the President and Chief Executive Officer of Hiland and Hiland’s general partner, on April 16, 2007, Mr. Hamm became the interim President and Chief Executive Officer of both entities until a successor is named. Our sales to and purchases from Hiland are based on market prices and considered to be on terms equivalent to arm’s-length transactions. We are generally prohibited, under the terms of an agreement with Hiland, from engaging in the gathering, treating, processing and transportation of natural gas in North America and buying or selling any assets related to the forgoing businesses until February 15, 2010.

On November 8, 2005, we entered into a contract with Hiland for the processing and treatment of gas produced from the CHNU and CHWU. Under the terms of the contract, we agree to deliver low pressure gas to Hiland for compression, treatment and processing at a facility to be constructed by Hiland. Nitrogen and carbon dioxide must be removed from the gas production associated with the increasing oil production from CHNU and CHWU for the gas production to be marketable. Under the terms of the contract, we pay $0.60 per Mcf in gathering and treating fees, and 50% of the electrical costs attributable to compression and plant operation and receive 50% of the proceeds from residue gas and plant product sales. After we deliver 36 Bcf of gas, the $0.60 per Mcf gathering and treating fee is eliminated. If the average composite volume of carbon dioxide is less than 10%, we pay an additional $0.10 per Mcf treating fee, otherwise the treating fee is $0.20 per Mcf. In April 2007, Hiland agreed to lower the treating fees by $0.007 per Mcf to adjust for settlement differences on the predecessor contract. Through December 31, 2006, we have invested $1.7 million and anticipate investing approximately $4.3 million during 2007 to construct gas gathering from each well to central tank battery delivery points. The plant is currently expected to be operational in April 2007. The terms of our contract with Hiland were determined following arm’s-length negotiations between our representatives and representatives of Hiland. We believe the terms contained in this agreement are comparable to those we would receive from an unaffiliated third party.

During the years ended December 31, 2004, 2005 and 2006, we paid approximately $14.5 million, $20.4 million and $31.4 million, respectively, to affiliated service companies for oilfield services such as saltwater hauling and workover rigs. A portion of such amount was billed to other interest owners. Prior to October 2004, Mr. Hamm owned a majority of the common stock of the affiliated service companies. After such date, the assets of the affiliated service companies were conveyed to Complete Production Services, Inc. (“Complete”). Mr. Hamm serves on the board of directors of Complete and trusts formed by him currently own approximately 7% of the stock of Complete. We believe that our transactions with the affiliated service companies have been on terms no less favorable to us than we could have achieved with an unaffiliated party.

Pursuant to a strategic customer relationship agreement with Complete, we agree to use commercially reasonable efforts to provide the service companies a first right to provide services or supplies required in our operations so long as such services or supplies can be provided on a timely basis and at competitive market prices. The service companies agree to use commercially reasonable efforts to provide us with requested supplies and services ahead of and before any such supplies and services would otherwise be provided to any other customer who is not then being provided supplies and services pursuant to a binding agreement. The strategic customer relationship agreement can be terminated by either party on or after October 2009.

During the years ended December 31, 2004, 2005 and 2006, we paid for costs of approximately $1.2 million, $3.1 million and $5.6 million, respectively, for daywork drilling rig services provided by United Drilling Co. (“United”). A portion of such amounts was billed to other interest owners. United provided daywork drilling rig services for four wells in 2004, eight wells in 2005 and 11 wells in 2006. Mr. Hamm owns 100% of the common stock of United. We believe that our transactions with United have been on terms no less favorable to us than we could have achieved with an unaffiliated party.

We signed a Compression Services Agreement effective as of January 28, 2005 with Hiland covering the Cedar Hills North and South Medicine Pole Hills Units whereby Hiland agrees to provide to us on a monthly basis the quantities of compressed air and pressurized water that we request. We have agreed to provide, at no cost to Hiland, all fuel, whether gas or electric, and water, in the quantities necessary for Hiland to provide such services. The term of the contract is for four years from the effective date at a cost of approximately $402,000 per month. In 2004, we were responsible for operating and maintaining the compression equipment and paid Hiland and a predecessor affiliated gas gathering and processing company $3.8 million for rental of the compression equipment. The annual cost of renting the compression equipment was compared against proposals submitted by third parties and the compression equipment rental terms are considered to be no less favorable than we could have achieved with an unaffiliated party. The incremental annual cost of approximately $1 million being paid under the new contract represented our estimate of the annual wages and overhead associated with our eleven employees that operated the compression equipment and the annual cost of maintaining the compression equipment. Under the agreement, Hiland is responsible for operating and maintaining the compression equipment. We did not seek bids from third parties for the operation and maintenance of the compression equipment.

We also signed a Compression Services Agreement effective as of January 28, 2005 with Hiland Partners, GP, LLC (“Hiland GP”) covering the Medicine Pole Hills Unit and West Medicine Pole Hills Unit whereby Hiland GP agrees to provide compression services. Hiland GP is the general partner of Hiland and Mr. Hamm and family trusts own the majority of Hiland GP. We have agreed to provide, at no cost to Hiland GP, all fuel, whether gas or electric, for compression services only, in the quantities necessary for Hiland GP to provide such services. The term is for one year from effective date and automatically renews for additional one-month terms unless terminated by either party upon 15 days notice. During the years ended December 31, 2005 and 2006, we paid $372,000 and $339,000, respectively, to Hiland GP in reimbursement of actual costs incurred by Hiland GP in providing the services. This contract terminated effective June 28, 2006, and we are now providing those services with our employees. Because amounts paid are the actual costs incurred by Hiland GP for the services provided by them, we believe the terms of this agreement were more favorable than the terms we would have received from an unaffiliated party.

During the years ended December 31, 2004, 2005 and 2006, we paid approximately $445,000, $596,000 and $877,000, respectively, for roustabout services to a company owned by a family member of the principal shareholder. During the years ended December 31, 2004, 2005 and 2006, we paid approximately $379,000, $222,000 and $618,000, respectively, to Water Tech LLC, a company majority owned by Mr. Hamm, for reclaimed oil and contract labor. We believe that our transactions with these affiliated service companies have been on terms no less favorable to us than we could have achieved with an unaffiliated party.

In July 2004, we sold all of the outstanding stock in our wholly owned subsidiary Continental Gas Inc. (“CGI”) to our shareholders for $22.6 million. The sales price was representative of the fair value of the net assets based on an appraisal by an independent third party who also provided us with an opinion of the fairness from a financial point of view of the sale of CGI to the shareholders. These assets represented our entire gas gathering, marketing and processing segment.

We lease approximately 67,000 square feet of office space from a company owned by Mr. Hamm. Rents under these leases totaled approximately $506,000, $556,000 and $638,000 during the years ended December 31, 2004, 2005 and 2006, respectively. The current leases covering this space expire at the end of February 2008 and provide for a total annual rent of approximately $673,000. We believe that our office leases are on terms no less favorable to us than we could have achieved with an unaffiliated party. In December 2005, we paid $253,000 to Mr. Hamm to acquire an office building and triplex in Baker, Montana, for which we had previously paid $2,300 per month to lease.

Minerals Acquisitions, LLC (“Minerals”), wholly owned by Mr. Hamm and his wife, owns royalty interests in the Cedar Hills North Unit operated by us. During the years ended December 31, 2004, 2005 and 2006, we paid net oil and gas royalties of approximately $67,000, $155,000 and $31,000, respectively, to Minerals. Effective December 1, 2005 the royalty interests were transferred to the Revocable InterVivos Trust of Harold G. Hamm. Minerals also owns 100% of Jolette Oil (USA) LLC (“Jolette”), a company formed to acquire undeveloped acreage in the North Dakota Bakken area. In August 2005, we purchased all the assets of Jolette at their book value of $4.5 million. These assets consisted of undeveloped acreage and one producing well in the North Dakota Bakken area.

Wheatland Oil Co. (“Wheatland”) is owned 75% by Mr. Hamm and 25% by another executive officer. Wheatland participates in several of our oil and gas properties with interests generally ranging between 5% and 10% of our interest. During the years ended December 31, 2004, 2005 and 2006, we paid net oil and gas revenues of approximately $1.7 million, $5.4 million and $7.9 million, respectively, and billed costs of approximately $1.4 million, $4.2 million and $5.2 million, respectively, to Wheatland.

In connection with the closing of our initial public offering, we entered into the Registration Rights Agreement with Mr. Hamm and the two trusts established for the benefit of Mr. Hamm’s children as described above.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 17, 2007, we entered into our Third Amended and Restated Certificate of Incorporation of Continental Resources, Inc., a copy of which is attached hereto as Exhibit 3.1 (the “Amended Articles of Incorporation”), and on May 18, 2007, we entered into our Second Amended and Restated Bylaws of Continental Resources, Inc., a copy of which is attached hereto as Exhibit 3.2 (the “Amended Bylaws”). A summary of the changes in provisions of our Amended Articles of Incorporation and Amended Bylaws is set forth below:

Indemnification. Our Amended Articles of Incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the payment of unlawful dividends and certain other actions prohibited by the Oklahoma General Corporation Act (the “OGCA”); and

•	any transaction from which the director derived any improper personal benefit.

Our Amended Bylaws provide that:

•	we will be required to indemnify our directors and officers to the fullest extent permitted by Oklahoma law;

•

we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise required by law, our certificate of incorporation, our bylaws or agreements to which we are a party; and

•	we will be required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by law.

Authorized Capital Stock. Our Amended Articles of Incorporation increase our authorized capital stock to 525,000,000 shares, consisting of 500,000,000 shares of common stock, par value $.01 per share, and 25,000,000 shares of preferred stock. Our Amended Articles of Incorporation also provide that authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to various limitations imposed by the New York Stock Exchange. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Classified Board. Our Amended Articles of Incorporation provide that our board of directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible. Our Amended Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board.

Filling Board of Directors Vacancies; Removal. Our Amended Articles of Incorporation provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled by the affirmative vote of a majority of our directors then in office, though less than a quorum. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to us.

Shareholder Action by Written Consent. Our Amended Articles of Incorporation provide that, for so long as Mr. Hamm and his affiliates own 50% or more of our outstanding shares of capital stock entitled to vote in the election of directors, any action required or permitted to be taken by our shareholders may be taken at a duly called meeting of shareholders or by the written consent of shareholders owning the minimum number of shares required to approve the action. However, from and after the date on which Mr. Hamm and his affiliates cease to own 50% or more of our outstanding shares of common stock, shareholders will not be permitted to act by written consent.

Call of Special Meetings. Our Amended Articles of Incorporation and Amended Bylaws provide that special meetings of our shareholders may be called at any time by the board of directors acting pursuant to a resolution adopted by the board and may not be called by the shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our Amended Bylaws provide that shareholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. With respect to the nomination of directors, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at an annual meeting of shareholders, not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not earlier than 90 days prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. With respect to other business to be brought before an annual meeting of shareholders, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company. Our Amended Bylaws also specify requirements as to the form and content of a shareholder’s notice.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of Continental Resources, Inc.

3.2	Second Amended and Restated Bylaws of Continental Resources, Inc.

10.1	Registration Rights Agreement, dated as of May 18, 2007, by and among Continental Resources, Inc., the Revocable Inter Vivos Trust of Harold G. Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)
Dated: May 22, 2007
	By:	/s/ John D. Hart
John D. Hart
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of Continental Resources, Inc.

3.2	Second Amended and Restated Bylaws of Continental Resources, Inc.

10.1	Registration Rights Agreement, dated as of May 18, 2007, by and among Continental Resources, Inc., the Revocable Inter Vivos Trust of Harold G. Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust.